SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2019

MISTRAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52028	20-2745790
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7325 Oswego Road
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 15, 2019, Board of Directors of the Company removed James Stafford, Chartered Accountants of Vancouver, British Colombia, Canada (“JM”) as the Company’s independent registered public accounting firm since they are not an PCAOB auditing firm since they handle no public companies in the United States..

Concurrent with this action, Board of Directors of the Company ratified and approved the appointment of Boyle CPA, LLC (“Boyle”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 to date and its engagement agreement dated October 15, 2019. Boyle is located at P.O. Box 726. Red Bank, New Jersey 07701.

The Company’s financial statements for the fiscal years ended December 31, 2007 were audited by JM which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2006 and through October 15, 2019, (a) there were no disagreements with JM on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JM, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

During the Company's previous fiscal years ended December 31, 2006 through October 15, 2019, neither the Company nor anyone on the Company's behalf consulted with JM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized JM respond fully to all inquiries of Boyle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mistral Ventures, Inc.

Date:	October 28, 2019	9By:	/s/Joseph C. Passalaqua
		Name:	Joseph C. Passalaqua
		Title:	Chief Executive Officer